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                                 EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Wireless Facilities, Inc:


We consent to incorporation by reference in the registration statement
(No. 333-XXXX) on Form S-8 of Wireless Facilities, Inc. of our report dated August 13, 1999, relating to the consolidated balance sheets of Wireless Facilities, Inc. and subsidiaries as of December 31, 1997 and 1998 and June 30, 1999, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1998 and the six month period ended June 30, 1999, and report on related schedule, which reports appear in the registration statement (No.333-85515) on Form S-1 as amended of Wireless Facilities, Inc.



                                                /s/ KPMG LLP
                                                ------------
                                                KPMG LLP



San Diego, California
November 5, 1999